                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECMEBER 31, 1995


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
                                       PERCENTAGE OF     JURISDICTION
     NAME OF SUBSIDIARY                 STOCK OWNED    OF INCORPORATION
     ------------------                 -----------    ----------------
1. Gulf Southwest Nevada Bancorp, Inc.    100.0%            Nevada


SUBSIDIARIES OF GULF SOUTHWEST          PERCENTAGE OF    JURISDICTION
      NEVADA BANCORP, INC.               STOCK OWNED    OF INCORPORATION
------------------------------         --------------   ----------------

1. Merchants Bank                         100.0%            Texas

2. G.S.W. Data Processing, Inc.           100.0%            Texas

3. Central Data Processing, Inc.          100.0%            Texas

4. First Bank Mainland                    100.0%            Texas

5. First Bank Pearland                     99.5%            Texas

6. Texas City Bank                         97.1%            Texas
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